Exhibit 5

[Letterhead of Deborah A. Amberg]
August 3, 2012
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802

Ladies and Gentlemen:

Reference is made to the sale by ALLETE, Inc., a Minnesota corporation (the “Company”), of up to 5,285,535 shares of its common stock, without par value (the “Shares”), pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2010 (File No. 333-170289) (the “Registration Statement”), the Prospectus dated November 2, 2010 (the “Prospectus”) as supplemented by the Prospectus Supplement dated August 3, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), and the Third Amended and Restated Distribution Agreement, dated August 3, 2012 (the “Agreement”), between the Company and KCCI, Ltd.
I (or attorneys in the Company's legal department with whom I have consulted) have participated in the preparation of (a) the Registration Statement, (b) the Prospectus and (c) the Agreement.
In furnishing this opinion, I have examined the Amended and Restated Articles of Incorporation, as amended (the “Charter”), and the Bylaws, as amended (“Bylaws”), of the Company, and have made such further investigation and examined such further documents and records of the Company and certificates of public officials as I have deemed necessary or appropriate for purposes of this opinion. I have also reviewed all corporate proceedings taken by the Company in respect of the issuance of the Shares.
Based upon the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and sale and, upon issuance and payment therefor in accordance with the terms of the Agreement and the Prospectus, will be validly issued, fully paid and non‑assessable.
I am a member of the Minnesota Bar and this opinion is limited to the laws of the State of Minnesota and the federal laws of the United States insofar as they bear on the matters covered hereby.
I hereby consent to the reference to me in the Prospectus under the caption “Legal Opinions” and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on or about August 3, 2012, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Deborah A. Amberg
Deborah A. Amberg